SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12

Golub Capital BDC, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

YOUR VOTE IS IMPORTANT Dear Stockholder: According to our latest records, we have not yet received your voting instructions for the Golub Capital BDC, Inc. (“GBDC”) Annual Meeting of Stockholders to be held on Friday, February 4, 2022. Regardless of the number of shares you own, your vote is very important. The GBDC Board of Directors has unanimously recommended that stockholders vote in favor of each of the three proposals included in the enclosed proxy materials. Please vote your shares today using any one of the methods described below. Voting now will allow us to complete the business of GBDC’s Annual Meeting of Stockholders without delay. On behalf of your Board of Directors, thank you for your cooperation and partnership. Sincerely yours, David B. Golub Chief Executive Officer FOUR WAYS TO VOTE PHONE WITH A PROXY CARD Call 1- 800-690-6903 with a touch-tone phone to vote using an automated system. ONLINE WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. QR CODE USE A SMARTPHONE CAMERA Scan the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed, and click on the link that appears. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

YOUR VOTE IS IMPORTANT VOTE YOUR SHARES TODAY SAMPLE-EPB

SAMPLE-LTR Your Vote is Important The Golub Capital BDC, Inc. Annual Meeting of Stockholders will be held on February 4, 2022. Whether or not you plan to attend, your vote is very important. You can authorize a proxy to vote your shares by internet, phone or mail. Simply follow the instructions on the enclosed form. For your convenience, we’ve highlighted where you can find your unique Control Number. FOUR WAYS TO VOTE PHONE WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. QR CODE USE A SMARTPHONE CAMERA Scan the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed, and click on the link that appears. 0000 0000 0000 0000 0000 0000 0000 0000 ONLINE WWW.PROXYVOTE.COM MAIL 0000 0000 0000 0000 0000 0000 0000 0000 VOTE PROCESSING Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Mark, sign and date your ballot and return it in the postage-paid envelope provided.